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                                                             EXHIBIT 23.1

                    CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following registration statements and related prospectuses filed by Mallinckrodt Group Inc. under the Securities Act of 1933 of our report dated August 7, 1996 with respect to the consolidated financial statements of Mallinckrodt Group Inc. included in this Annual Report on Form 10-K for the year ended June 30, 1996:


                       Commission File No.
                   ---------------------------

                     Form S-8, No.   2-65727
                     Form S-8, No.   2-72455
                     Form S-8, No.   2-70868
                     Form S-8, No.   2-80553
                     Form S-8, No.   2-90910
                     Form S-8, No.   2-94151
                     Form S-8, No.  33-10381
                     Form S-8, No.  33-32109
                     Form S-8, No.  33-40246
                     Form S-3, No.  33-43925
                     Form S-3, No.  33-47081
                     Form S-3, No.  33-57821


St. Louis, Missouri
September 23, 1996